Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of GoAmerica, Inc. desire to authorize Daniel R. Luis, Donald G. Barnhart and Wayne D. Smith to act as their attorneys-in-fact and agents, for the purpose of executing and filing a registration statement on Form S-8, including all amendments thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Luis, Donald G. Barnhart and Wayne D. Smith, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Registration Statement on Form S-8, registering the shares of the Common Stock of GoAmerica, Inc. that are issuable pursuant to the GoAmerica, Inc. 2005 Equity Compensation Plan, including any and all amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 16th day of May, 2006.

Signatures	Title

/s/ Aaron Dobrinsky
Aaron Dobrinsky	Chairman of the Board

/s/ Daniel R. Luis
Daniel R. Luis	Chief Executive Officer (Principal Executive Officer) and Director

/s/ Donald G. Barnhart
Donald G. Barnhart	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Joseph Korb
Joseph Korb	Director

/s/ Alan Docter
Alan Docter	Director

/s/ Mark Kristoff
Mark Kristoff	Director

/s/ King Lee
King Lee	Director

/s/ David Lyons
David Lyons	Director